Exhibit 10.31

ZAOZHUANG BANK	Contract No.: 2013 Zao Yin Jie Zi 09100602 No. 00003

Working Capital Loan Contract

Lender: Zaozhuang Bank Co., Ltd. Junshan Road Sub-branch

Borrower:  Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd.

Special notes: This Contract is entered into by and between the Lender and the Borrower through consultation based on equality and free will, and all terms and conditions hereof are genuine intentions of both the Lender and the Borrower. In order to protect the legitimate rights and interests of the Borrower, the Lender hereby asks the Borrower to give full attention to the contents of all terms regarding the rights and obligations of both parties.

Borrower (Party A):	Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd.
Domicile:	No. 2 Hengshan Road, Xuecheng District
Legal representative:	John Winter
Account-opening financial institution and account No.:
Tel or fax:	0632-4161799
Postal code:	277000
Lender (Party B):	Zaozhuang Bank Co., Ltd. Junshan Road Sub-branch
Domicile:	No. 67 North Zhenxing Road
Legal representative:	Zhou Changtao
Tel or fax:	3398035
Postal code:	277100

Upon the equal consultation of both parties, the Lender and the Borrower, in order to specify the rights and obligations of both parties, hereby sign and enter into this Contract after reaching an agreement in respect of the Lender’s granting of loans to the Borrower in accordance with relevant national laws and regulations.

Article 1      Definitions and interpretation

1.1     Unless otherwise provided in this Contract, the following terms herein shall have the following meanings:

1.1.1   Loan amount: the total amount of loans provided by the Lender to the Borrower pursuant to this Contract.

1.1.2   Loan term: the period of time extending from the granting date of the first loan to the day when the Borrower pay off all the loan principal and interest as provided herein.

1.1.3   Available period: the period of time that the Borrower withdraws loans as agreed herein, including the period of time that both parties agree to postpone the withdrawal through consultation.

1.1.4   Eligible withdrawal period: the period of time extending from the effective date of this Contract to the day when the Borrower specified in this Contract makes the first withdrawal.

1.1.5   Date of withdrawal: the day when each loan hereunder is transferred to the account of the Borrower.

1.1.6   Repayment period: the period of time extending from the time when the Borrower specified in this Contract repays the loan principal and interest the first time to the time when the Borrower pays off all the loan principal and interest, including the period of repayment decided anew by both parties through consultation.

1.1.7   Grace period: the period of time extending from the first loan granting date agreed in this Contract to the day when the Borrower repays the loan principal the first time.

1.1.8   Shareholder: investor of the Borrower holding the equity of the Borrower, including the successor and assignee of equity.

1.1.9   Workday: working days of the Lender excluding the legal festivals/holidays and public holidays set by the state.

1.1.10 Guarantee-related document: legal documents and relevant materials signed for the purpose of assuring the performance of this Contract, including letter of guarantee/standby letter of credit, contract of guarantee, mortgage contract, pledge contract, and letter of commitment, etc.

1.2     Unless otherwise provided herein, this Contract shall be interpreted in accordance with the following rules:

1.2.1   Loan ratio of the Lender: the proportion of loans provided by the Lender herein to all of its loans.

1.2.2   “Maturity” includes the circumstances where the Lender announces the early maturity of debts in accordance with the provisions of this Contract or national laws and regulations.

1.2.3   “Substantially unfavorable circumstances” include but not limited to the following ones: the Borrower has fully or partly loses its repayment capacity; the guarantor’s guaranteeing capacity decreases significantly due to its deteriorated financial situation or other causes; the decrease in the value, destruction, loss, or expropriation of the guaranties or dispute over their ownership is enough to have an impact over the Lender’s exercise of hypothec; the decrease in the value of the pledge is enough to have impact over the Lender’s exercise of  the right of pledge.

1.2.4   The term “include” does not contain restrictive meaning under this Contract.

1.2.5   “Laws and regulations” include laws, administrative regulations, local regulations, rules, judicial interpretation and any provisions of legal effect of the People’s Republic of China.

Article 2       Loan purpose

The loans hereunder may be used for the following purpose, and without the written consents of the Lender, the Borrower shall not use them for any other purposes. The Lender has the right to supervise the use of the funds concerned.

Loan purpose: purchase of raw materials.

Article 3      Loan amount, term and type

3.1     The loan currency hereunder is RMB, and the amount is RMB 20,000,000.00 (in words: Renminbi twenty million) (should there be any inconsistency between the amounts represented in numbers and words, the latter shall prevail).

3.2     The loan term hereunder extends from September 10, 2013 to September 9, 2014, starting from the actual date of withdrawal (starting from the date of first withdrawal if withdrawal is made in installments), and the actual date of withdrawal is subject to the IOU.

3.3     The loan type hereunder is short-term loan.

Article 4      Guarantee

Except the credit loan, the Borrower shall provide legitimate and valid guarantee recognized by the Lender for the performance of its obligations hereunder. The contract of guarantee shall be signed separately.

4.1     Where the loan hereunder is guarantee-based, the guarantee shall be a joint and several liability guarantee.

4.2     Where the loan guarantee hereunder is provided in the mode of ceiling amount guarantee, the corresponding contract of ceiling amount guarantee shall be made as below:

No. of the contract of ceiling amount guarantee:

Guarantor:

4.3     Where the loan hereunder is mortgage or pledge based, the corresponding mortgage or pledge contract shall be made as follows:

No. of mortgage or pledge contract: 2013 Zao Yin Di Zi 09100602 No. 00003

Mortgager or pledger: Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd.

4.3.1   Should the guaranties hereunder are damaged, depreciated, involved in any ownership dispute, impounded or sealed up, or the mortgager disposes the guaranties without authorization, or the guarantor providing the assurance guarantee encounters unfavorable changes in its financial situation or other changes harmful to the creditor’s right of the Lender, the Borrower shall lose no time to notify the Lender and otherwise provide other guarantee recognized by the Lender.

4.3.2   Where the loan hereunder is guaranteed by pledging the accounts receivable, within the effective period of this Contract, the Lender is entitled to announce the early maturity of the loans in question and ask the Borrower to repay the loan principal and interest immediately in part or in whole, or to add legitimate, valid and sufficient guarantee recognized by the Lender, under any of the following circumstances:

(1) The bad debt rate of the accounts receivable payable to the payee of accounts receivable (the pledger) by the payer keeps rising continuously for 2 months;

(2) The amount of accounts receivable from the payer which are mature but not collected by the payee of accounts receivable (the pledger) accounts for more than 5% of the remaining amount of accounts receivable from the payer;

(3) The payee of accounts receivable (the pledger) has any trade dispute (including, without limitation, disputes over quality, technology and service) or debt dispute with the payer or any other third party, resulting in that the accounts receivable cannot be paid as scheduled upon maturity.

Article 5      Interest rate and the interest accruing and settling methods

5.1      Loan interest rate

5.1.1   The first of the following methods shall be adopted to determine the interest rate of the loan in RMB:

(1) Fixed interest rate: The loan rate floats (up√/down) 80% based on the benchmark interest rate of the same level in the same period published by the People’s Bank of China that corresponds to the date of withdrawal of each loan September 10, 2013 (the term of the loan/the loan term specified in Article 3.2 hereof), till the date of loan maturity. The specified interest rate adopted shall be subject to the corresponding loan certificate.

(2) Floating interest rate: The loan rate floats (up/down) __/__% based on the benchmark interest rate of the same level in the same period published by the People’s Bank of China that corresponds to the date of withdrawal of each loan _____/______ (the term of the loan/the loan term specified in Article 3.2 hereof). The specified interest rate shall be subject to the corresponding loan certificate in line with the interest rate floating rules as agreed in this Contract.

The interest rate shall be adjusted every_____/____ (in words) month(s). During the repayment period, in the event that the People’s Bank of China adjusts the benchmark interest rate of loan, from the loan corresponding date in the first month of the next period after the adjustment of benchmark interest rate, the Lender may determine the new loan interest rate according to the benchmark interest rate of the same level for the corresponding period after adjustment and the floating extent agreed in this Contract without a separate notice to the Borrower. In the event the adjustment date of benchmark interest rate falls on the loan granting date or the loan corresponding date in the first month of such adjustment period, the new loan interest rate shall be determined since the adjustment date of benchmark interest rate. Where there is no such loan corresponding date, the last day in the first month of the period shall be deemed as the loan corresponding date.

5.1.2   The        /        of the following methods shall be adopted to determine the interest rate of loan in a foreign currency:

(1) The interest rate formed by    /    (in words)-month     /    (LIBOR/HIBOR) + /   % of spread shall be adjusted every     /     (in words) month(s). LIBOR/HIBOR here refers to the London Interbank Offer Rate / Hong Kong Interbank Offer Rate for the corresponding term two workdays immediately prior to the value date announced by Reuters.

(2) The adopted monthly interest rate is    /   ‰, valid till the loan maturity date.

(3) Other methods _________________/____________________________.

5.2      Punitive interest rate

5.2.1   In the event that the Borrower fails to use the loan for the purposes as stipulated herein, the Lender shall, from the default date, collect the punitive interest for the default part at the rate of 80% of the adopted loan interest rate agreed herein to the extent that all principal and interest have been paid off. During the default period, in the event that the benchmark interest rate for RMB loan of the same period is raised by the People’s Bank of China, the rate for such punitive interest shall be raised from the adjustment date of the benchmark interest rate accordingly.

5.2.2   In the event that the Borrower fails to repay the loan principal in accordance with the term stipulated herein, the Lender shall, from the overdue date, collect the punitive interest for the overdue part at the rate of 40% of the adopted loan interest rate stipulated herein to the extent that all principal and interest have been satisfied. During the overdue period, in the event that the benchmark interest rate for RMB loan of the same period is raised by the People’s Bank of China, the rate for such punitive interest shall be raised from the adjustment date of the benchmark interest rate accordingly.

5.3      Compound interest

For the interest that the Borrower does not pay as scheduled, the Lender shall collect the compound interest from the day when the interest is not paid as scheduled on a   /  (quarterly/monthly) basis. For the interest not paid as scheduled within the loan term, compound interest will be collected at the loan interest rate as agreed in this Contract, but starting from the loan maturity date, compound interest will be collected at the overdue punitive interest rate as agreed herein. For the interest not paid as scheduled in the period of overdue or default use of loan, compound interest will be collected at the  punitive interest rate as agreed herein.

5.4      Interest accruing and settling methods

5.4.1   The interest of loan hereunder shall be settled on a     monthly     (monthly/quarterly) basis, and the settlement date shall be the 20th day of every      month    (month/last month of every quarter).

5.4.2   The loan interest hereunder shall, on the basis of 360 days a year, be collected according to the actual loan balance and the number of days used from the day when the Borrower withdraws the loan.

5.4.3   The Borrower shall, prior to the settlement date, transfer the payable interest into the account stipulated in Article 10.1 of this Contract, and irrevocably entrust the Lender to deduct such interest from the account directly. If the last repayment date of the loan principle does not fall on the interest settlement date, the unpaid interest shall be paid off with the principal.

5.4.4   For the loan to which a fixed interest rate is applied, the interest shall be calculated at the agreed interest rate upon the settlement of interest. For the loan to which a floating interest rate is applied, the interest rate shall be calculated at the interest rate determined in each floating period. Where the interest rate floats more than once within a single interest settlement period, the interest in each floating period shall be calculated first, and then the interest within the interest settlement period shall be calculated by summing the interest in all floating periods on the date of interest settlement.

Article 6       Revolving loan

6.1     Where the loan hereunder may be used in a revolving manner, within the use term of revolving loan line, the loan balance of the Borrower at any time may not exceed the revolving loan line; the loan term for each withdrawal of the Borrower shall extend from the actual withdrawal date to the agreed repayment date, subject to what is written on the IOU, and the repayment date of each withdrawal may not exceed the use term of revolving loan line.

6.2     Where the loan hereunder may be used in a revolving manner, the Lender is entitled to cancel the revolving loan line if the Borrower fails to make any withdrawal for three consecutive months starting from the execution of this Agreement.

Article 7       Special provisions on revolving loan (optional clause, this article is ☐ applicable ☐ not applicable)

7.1     Where the loan hereunder may be used in a revolving manner, the loan amount and loan term set out in Article 3 above shall be the revolving loan line and use term of revolving loan line. Specifically, the use term of revolving loan line shall start from the effective date of this Contract.

7.2     For the RMB revolving loan to which a floating interest rate is applied, the benchmark interest rate shall be determined according to the benchmark interest rate of the People’s Bank of China for the level corresponding to each loan term.

7.3     In addition to interest, the Borrower shall also pay commitment charges to the Lender. The commitment charges shall be paid in the __/__ of the following methods:

(1) to be paid to the Lender in a lump sum upon the effective date of this Contract at __/_% of the revolving loan line.

(2) after this Contract comes into effect, to be paid to the Lender in installments on the 20th day of each __/__(month/quarter/half year) according to the difference between the revolving loan line and the amount withdrawn by the Borrower (daily mean balance within the charging period) and the annual fee rate of __/__%, until the day when the use term of the revolving loan line expires.

(3)  ___________________/___________________________

Article 8      Terms of withdrawal

8.1      Prior to the first withdrawal, the Borrower has provided the documents, including articles of incorporation, duplicate of business license, identity certificate of the legal representative, as required by the Lender. If copies are provided, the corresponding originals shall be ensured to be true, complete and valid.

8.2      Prior to the first and each withdrawal, the Lender shall meet the following requirements:

8.2.1   An account has been opened as provided in Article 10.1 of this Contract.

8.2.2   The Borrower presents to the Lender the “application of withdrawal” conforming with the provisions of this Agreement, indicating the information including the reason, purpose and amount of withdrawal, method of payment, and name and account number of the counterparty, provides duplicates of relevant transaction certificates and other materials, and go through relevant withdrawal formalities in accordance with relevant provisions and requirements of the Lender.

8.2.3   Where the loan hereunder is borrowed in a foreign currency, the Borrower has properly completed the formalities of approval, registration, delivery and other statutory formalities related to the said loan hereunder in accordance with the provisions of relevant laws and regulations.

8.2.4   Where the loan hereunder involves mortgage or pledge, relevant formalities for guarantee and insurance needed before the withdrawal as may be required by the Lender have been duly completed, and such guarantee and insurance shall continuously remain effective. In the event that the loan hereunder involves an assurance guarantee, the contract of guarantee shall have been executed and come into force.

8.2.5   No event of default specified herein has happened, nor has any other event which may constitute a default occurred.

8.2.6   Not any substantially unfavorable circumstance as defined herein has occurred.

8.2.7   Any and all representations and warranties made by the Borrower upon the execution of this Contract shall still keep effective upon the date of withdrawal, and no any substantially unfavorable change has occurred thereto.

8.2.8   If the Borrower borrows money from any shareholder, the shareholder shall have made a written promise that the principal, interest and payable fees of the borrowed money will not be collected from the Borrower in part or in whole until the Borrower has paid all the loan principal, interest and payable fees hereunder.

8.2.9   Other requirements for withdrawal agreed by both parties:

Article 9      Withdrawal

9.1     The Borrower of the loan hereunder shall withdraw loan according its actual needs. The withdrawal period shall extend from September 10, 2013 to September 12, 2013. Specifically, the first withdrawal must be made prior to September 10, 2013, and the last withdrawal prior to September 12, 2013. Otherwise, the Lender is entitled to cancel the loans in part or in whole. (This article is not applicable to revolving loan)

9.2      Procedure of withdrawal

9.2.1   The Borrower shall open a special account for working capital loan with the Lender, which shall be specially used for loan granting and payment, as well as capital recovery (see Article 10.1 for details).

9.2.2   The Borrower shall make withdrawal according to its capital turnover needs for day-to-day production and operation. Upon withdrawal, the Borrower shall submit an “Application of Withdrawal” (in duplicate) to the business department of our bank and provide corresponding transaction certification. The written documents provided shall be original; if any original cannot be provided, a copy with the corporate seal of the Borrower may be provided with the consent of the Lender.

9.2.3   The Lender may decide whether to grant the loan or not after examining the materials provided by the Borrower in line with its internal procedure.

9.3      If the Borrower fails to go through the formalities for withdrawal within the withdrawal period as agreed, nor applies for postponing the withdrawal, the Lender may notify the Borrower, requesting it to go through relevant formalities within five workdays. Should the Borrower still fail to completing such formalities, the Lender is entitled to cancel or partly cancel the loan not withdrawn, and collect compensations at the rate of 1% of cancelled amount.

Article 10      Account supervision

10.1   The Borrower shall, prior to withdrawal, open a general settlement account with the Lender and keep such account until the accounts payable hereunder are all paid off and all obligations and responsibilities of the Borrower hereunder are completely performed.

10.2   The Borrower shall deposit the amounts, including but not limited to the following money, into the account agreed in Article 10.1 of this Contract:

(1) Loan under this Contract;

(2) The Borrower’s corresponding sales income or money planned for repayment. If the corresponding sales income is settled in a non-cash manner, the Borrower shall ensure that the money can be transferred into the said account in a timely manner.

(3) Income of the Borrower obtained during the process of production and operation;

(4) Other money related to operating income required by the Lender.

10.3   In order to the ensure the exercise of the rights hereunder and the performance of the obligations hereunder, the Lender has the right to supervise the account opened by the Borrower in accordance with Article 10.1 of this Contract within the effective term hereof in accordance with relevant provisions on the administration of bank settlement accounts and stipulations hereof.

10.4     The account supervision includes, without limitation:

10.4.1   The withdrawal of loan and supervision over the use of loan

(1) When using the funds borrowed, the Borrower must provide materials including the application of withdrawal as required by the Lender, and the fund will be granted to the account with the consent of the Lender after examination and paid externally in the method of payment as stipulated herein;

(2) Where the Borrower’s application for the use of loan fails to conform to the fund use plan or purpose, the Lender is entitled to refuse the granting of the loan, but it shall give written notice to the Borrower, indicating the reason for refusal.

10.4.2 The Borrower shall cooperate with the inquiry and supervision over the incomes and expenses of the account. Upon the request of the Lender, the Borrower shall sign a special account supervision agreement with the Lender.

10.4.3 Supervision over production and operating incomes

(1) The incomes made by the Borrower during its day-to-day production and operation, shall be deposited into the account stipulated in Article 10.1 of this Contract __/__ (fully/at the amount not less than the loan ratio of the Lender).

(2) Supervision over the repayment of loan with incomes. Except some necessary expenses, the Borrower shall use the operating income first for repaying the loan hereunder.

10.5   The Borrower undertakes that all the money withdrawn and transferred out of the account stipulated in Article 10.1 of this Contract shall only be used for the following payments:

(1) The loan principal, interest, penalty, compensation, payable expenses and other money hereunder;

(2) Other necessary expenses that the Borrower shall pay for its business operation.

10.6   The Lender will not assume any legal liabilities for such measures as refusal of granting loan and restriction over expenditure taken for the purpose of implementing account supervision as agreed in this Contract.

Article 11      Loan granting and payment

11.1   To withdraw the loan hereunder, the Borrower must satisfy the following preconditions, otherwise the Lender is not obligated to grant any funds to the Borrower, excluding those funds that the Lender agrees to grant in advance:

(1) Except the credit-based loan, the Borrower has, as required by the Lender, provided corresponding guarantee and gone through relevant formalities for guarantee;

(2) No event of default under the Contract or other contracts signed by the Borrower and the Lender has happened;

(3) The certification for the loan purpose provided conforms to the agreed purpose.

11.2   If the Borrower meets the preconditions for withdrawal, or with the consent of the Lender to grant loan in advance, the Lender transfers the loan into the designated account of the Borrower, it shall be deemed that the Borrower has granted the loan to the Borrower as provided herein.

11.3   The Borrower shall pay the loan externally by way of “payment by the Lender upon entrustment” or “payment by the Borrower itself”. In accordance with relevant regulatory provisions and management requirements of the Lender, the loan exceeding certain amount or meeting other conditions shall be paid in the manner of “payment by the Lender upon entrustment”, and the Lender will, according to the Borrower’s application of withdrawal and payment entrustment, pay the loan to the payee conforming to the purpose agreed herein. For this reason, the Borrower shall sign a separate agreement on entrustment-based payment with the Lender as an annex hereto, and open or designate a special account with the Lender to handle the matters concerning the entrustment-based payment.

11.4    Payment by the Lender upon entrustment: It means that the Lender pays the loan funds to the counterparty of the Borrower conforming to the purpose as stipulated herein according to the Borrower’s application of withdrawal and payment entrustment.

11.4.1 In the case of “payment by the Lender upon entrustment”, the Lender shall submit a “letter of payment entrustment” (in duplicate) to the Lender while submitting the “application of withdrawal”, expressing its intention to entrust the Lender to make external payment.

11.4.2 The Lender may decide whether to make external payment as entrusted after examining the contents of entrusted payment in line with its own internal procedure. If accepting the entrustment, the Lender shall lose no time to pay the money concerned externally in line with the “letter of payment entrustment” after the funds are granted to the special account of the Borrower.

11.5    Payment by the Borrower itself: It means that the Borrower, on its own, pays the loan funds to the counterparty thereof meeting the purpose as agreed herein after the said funds are granted by the Lender to the Borrower’s account upon its application for withdrawal.

11.5.1 In the case of “payment by the Borrower itself”, the Borrower shall, after the loan funds are granted to the special account of the Borrower, lose no time to pay the said money to counterparty thereof determined for the payment concerned, and the Lender has the right to supervise the payment act of the Borrower. If it is required to withdraw cash, the Borrower shall lose no time to transfer the funds from the special account into the basic account.

Article 12   Repayment

12.1    Source of repayment

12.1.1 The financial source of the Borrower for repaying the loan principal and interest hereunder include, without limitation:

(1)	Operating incomes	;

(2)		;

(3)		.

12.2    Sequence of repayment

12.2.1 Any repayment of the Borrower hereunder shall be made in the sequence to the repay the previous loans first and then the current loans. That is to say, the sequence of repayment is based on date of maturity: first the loans which become mature earlier, and then those which become mature later.

12.2.2 In case that the amount repaid by the Borrower is not sufficient to discharge the payables hereunder, the Lender may elect to use such amount to repay the principal, interest, punitive interest, compound interest or relevant fees.

12.3    Repayment schedule

12.3.1 The grace period hereunder is ___/____(in words, year/month), starting from the day the first loan is granted. During the grace period, the Borrower is not required to repay the loan principal.

12.3.2 The Borrower shall fully pay the interest as provided herein, and repay the loan principal as agreed in the first of the following methods: (optional)

(1) Repayment of loan principal in a lump sum on September 9, 2014.

(2) Repayment of loan principal in installments in a period extending from __/__(date) to __/__(date). The specific repayment schedule is shown as follows:

Time of repayment	Amount of repayment

(Notes: ① The time of repayment in the table may be based on time point and time range. ② A sheet added due to the limited space of the table shall constitute a part hereto, and shall have articles linking hereto.)

12.4    Method of repayment

The Borrower shall fully repay the loan principal, interest, and other payables on schedule as agreed herein. The payables in the current period shall, at a banking workday prior to the repayment date and each interest settlement date, be deposited into the account as agreed in Article 10.1 hereof, and the Lender is entitled to deduct such money on its own on the repayment date or interest settlement date, or require the Borrower to provide cooperation in going through relevant formalities for such funds transfer so that it may perform its repayment obligations in full. If the money in the repayment account is not enough to pay all the Borrower’s mature payables, the Lender is entitled to decide the sequence of repayment.

12.5    Early repayment

12.5.1 In the event of early repayment, the Borrower shall submit a written application to the Lender 10 workdays in advance, and make the early repayment after reaching an agreement with Lender upon consultation.

12.5.2 Upon the early repayment of the Borrower, the interest for the early-repaid part shall be collected in the __/_ of the following methods, with interest being paid off with the principal.

(1) to collect the interest according to the actual loan term and the interest rate agreed herein;

(2) to collect the interest according to the loan term and interest rate agreed herein;

(3) to collect the interest in accordance with actual loan term at the interest rate stipulated herein plus__/___(in words) percent (but the actual amount of interest collected may not exceed the amount of interest accrued according to the loan term and interest rate stipulated herein.

(4) other method

12.5.3 Where the Borrower makes early repayment, the principal repaid may not be less than RMB ____/___ and shall also be integral multiple of RMB 100,000.

12.5.4 If the Lender agrees with the early repayment, the Borrower shall, upon the early repayment date, also pay off the payable loan principal, interest and other money accrued until the early repayment date as stipulated herein.

12.5.5 Where the actual loan term is shortened because the Borrower makes early repayment or the Lender takes back loans as provided herein, the corresponding level of interest rate will not be adjusted and the original loan interest rate shall still be adopted.

12.6    Extension

Where the Borrower cannot repay loans in line with the repayment schedule as agreed herein, it may apply to the Lender for extension. The Borrower shall submit the application for extension to the Lender at least 15 workdays prior to the loan maturity date, and after the Lender’s examination and approval, the Lender may enter into a loan extension agreement with the Borrower.

12.7   The Lender has the right to take back loans according to the capital recovery situation of the Borrower.

Article 13      Inspection over the use of loan funds

13.1   After granting loans, the Lender is entitled to inspect the use of loan funds hereunder either in an on-site or off-site manner. The Borrower shall, as required by the Lender, submit the report on use of loan funds, corresponding certificates for payment of funds, and performance of trading contract, etc. in a timely manner. The Lender’s inspection and supervision shall cover the following areas, including without limitation:

(1) Whether the Borrower has used the loans for the purposes stipulated herein, and whether the loans have been used for engaging in speculation in the areas, including equity capital investment, marketable securities, and futures, which are prohibited by the state explicitly;

(2) Other circumstances over which the Lender deems it necessary to carry out inspection.

13.2   Where the Lender, during its inspection, discovers that the production and operation of the Borrower is affected by the improper use of funds, it may request the Borrower to make corrections with a given period. If the Borrower fails to make corrections within the given period, the Lender may require the Borrower to assume the liability for breach of contract as provided in Article 17 hereof.

13.3   The Lender may visit the Borrower on a regular or irregular basis, to learn relevant information in the following ways:

(1) listening to the report of the Borrower on its business scope, core businesses, production and operation, business plan and major investment plans within the loan term, etc.;

(2) introduction about the Borrower’ industry made by the Borrower;

(3) the Borrower’s total need of working capital and current financing liabilities;

(4) real financial situation of the Borrower in respect of accounts receivable, accounts payable, and stock-in-trade, etc.

(5) Information on the related parties and related transactions of the Borrower;

(6) Information on the specific loan purposes and capital usage of the counterparty related to the loan purposes;

(7) Information on the source of repayment, including the cash flow, consolidated incomes and other legitimate incomes generated from production and operation;

(8) Checking the financial and accounting data of the Borrower such as financial statement, accounting documents, and account books, as well as other relevant information, and checking the financial and capital situation of the Borrower.

Article 14      Representations and warranties of the Borrower

The Borrower makes the following representations and warranties to the Lender and keeps them valid throughout the effective term of this Contract:

14.1   It lawfully has the right as principal of a Borrower, and is qualified and able to sign and perform this Contract.

14.2   It has obtained all necessary authorizations or approvals to sign this Contract, and the execution and performance hereof will not go against the provisions of its articles of incorporation and relevant laws and regulations, nor be in conflict with the obligations that it shall assume under other contracts.

14.3   Other payable debts have been paid off on schedule and it does not have any malicious act to default on the loan principal and interest of any bank.

14.4   It has well-established organizational structure and financial management rules. In the latest year, no substantial breaching behavior has occurred during its production and operation, and none of the current senior executives has any substantially bad record.

14.5   All the documents and data provided to the Lender are true, accurate, complete and valid, free of any falsified record, material omissions or misleading information.

14.6   The financial accounting reports provided to the Lender are compiled in accordance with the Chinese Accounting Standards, reflecting the operation conditions and liabilities of the Borrower truthfully, fairly and completely, and no substantially unfavorable changes have occurred to the financial situation of the Borrower since the closing date for the latest financial accounting report.

14.7   It has not concealed any litigation, arbitration or claim for compensation that it has got involved in.

Article 15      Undertakings of the Borrower

15.1   It shall withdraw and use the loans in line with the term and purposes agreed herein, and the funds borrowed will not be used for investment in fixed assets and equity, nor flow into the securities market and futures market in any ways, nor be used for other purposes that are prohibited or restricted by relevant laws and regulations in any ways.

15.2   It shall pay off the loan principal, interest and other payables as stipulated in this Contract.

15.3   It will accept and actively cooperate with the inspection and supervision of the Lender over the use of loan funds (including the purpose) by way of account analysis, inspection of certificates, and on-site investigation, and report the use of loan funds as required by the Lender on a regular basis.

15.4   It will accept the credit investigation of the Lender, provide financial and accounting data including balance sheet and income statement and other materials which may reflect the solvency of the Borrower as required by the Lender, and actively provide assistance and cooperation to the Lender to investigate, understand and supervise its production, operation, and financial situation.

15.5   It will not distribute any dividends and bonus in any form before paying off the loan principal and interest and other payables hereunder.

15.6   When launching any action that may cause unfavorable impact to the rights and interests of the Lender, such as merger, split-off, capital reduction, changes in equity, substantial transfer of assets and creditor’s rights, substantial foreign investment, substantial increase in debt financing, the Borrower shall first get the written consent of the Lender or make arrangement regarding the realization of creditor’s rights of the Lender that is satisfactory to the Lender.

15.7   Under any of the following circumstances, the Borrower shall send a timely notice to the Lender:

(1) Change in articles of incorporation, business scope, registered capital, and legal representative;

(2) Shutdown, dissolution, liquidation, business suspension for rectification, and revocation of business license, cancellation, or application (being applied) for bankruptcy;

(3) Involvement or possible involvement in substantial economic dispute, litigation, arbitration, or sealing-up, sequestration or control of assets under law;

(4) Involvement of any shareholder, director or current senior executive in any major cases or economic disputes.

15.8   It shall disclose the relations with any related parties and the related transactions to the Lender in a timely, comprehensive and accurate manner.

15.9   It shall sign and receive the relevant notices sent or served in other ways by the Lender in a timely manner.

15.10  It may not dispose its own assets by reducing its solvency, nor provide any guarantee for any third party that will impair the rights and interests of the Lender.

15.11  Where the loans hereunder are granted in a credit-based manner, it shall regularly report the external guarantee information to the Lender fully, truthfully, and accurately, and sign an account supervision agreement as required by the Lender. Where the external guarantee may affect its performance of obligations hereunder, it shall obtain the written consent of the Lender.

15.12  It shall bear all the costs for the execution and performance of this Contract and the expenses that have been paid or are payable by the Lender with a view to realizing the creditor’s right hereunder, including, without limitation, litigation or arbitration fees, property preservation fees, lawyer’s fees, execution cost, assessment charges, auction fees, and announcement expenses.

15.13  The debts hereunder shall be paid off in an order taking priority over those debts owed to shareholders, and remain at least at an equal level compared with other similar debts of the Borrower to other creditors.

Article 16      Undertakings of the Lender

16.1   It shall grant the loans to the Borrower as agreed herein.

16.2   It shall keep all the non-public information and data provided by the Borrower confidential, except for those as otherwise provided in relevant laws and regulations and in this Contract.

Article 17      Liability for breach of Contract

17.1   Any of the following circumstances shall constitute the default of the Borrower:

(1) The Borrower fails to repay the loan principal and interest as well as other payables hereunder as agreed herein, or fails to perform any other obligations hereunder, or breaches any representation, warranty or undertaking hereunder;

(2) In the event of any change in the guarantee hereunder which is unfavorable to the creditor’s rights of the Lender, the Borrower fails to otherwise provide other guarantee acceptable to the Lender;

(3) The Borrower fails to pay off any other mature debts (including those about which an early maturity are announced), or fails to perform or goes against the obligations under other agreements, which has affected or may affect its performance of the obligations hereunder;

(4) The financial indicators of the Borrower such as profit-making capacity, solvency, operating capacity and cash flow break the stipulated criteria, or become deteriorated, which has impaired or may impair its performance of obligations hereunder;

(5) A substantially unfavorable change happens to the shareholding structure, production and operation, and foreign investment of the Borrower, which has impaired or may impair its performance of obligations hereunder;

(6) The Borrower gets involved or is likely to get involved in any substantial economic dispute, litigation, arbitration, or has its assets sealed up, sequestrated or under any specific performance, or it is investigated in a case placed on file or imposed punitive measures by any judicial authority or administrative authority under law, or it is exposed by media as a result of violating relevant national provisions or policies, which has impaired or may impair its performance of obligations hereunder;

(7) The main individual investors and key executives of the Borrower undergo abnormal change, get lost, or are investigated or have their freedom restricted by any judicial authority pursuant to laws, which has impaired or may impair its performance of obligations hereunder;

(8) The Borrower fraudulently obtains the funds or credit from the Lender by making use of false contracts with the related parties and transactions without real trading background, or intentionally evades the creditor’s rights of the Lender relying on related transactions;

(9) The Borrower has got or may get involved in shutdown, dissolution, liquidation, business suspension for rectification, and revocation of business license, cancellation, or application (being applied) for bankruptcy;

(10) The Borrower has caused any negligent accident due to its violation of relevant laws and regulations, regulatory provisions or industrial standards on food safety, production safety and environmental protection, which has impaired or may impair its performance of obligations hereunder;

(11) Where the loans hereunder are granted in a credit-based manner, the indicators of the Borrower, including credit rating, profitability, asset-liability ratio, and net cash flow from business activities, fail to meet the credit-based loan requirements of the Lender; or without the written consent of the Lender, the Borrower sets its effective business assets as mortgage/pledge guarantee for others, or provides external guarantee, which has impaired or may impair its performance of obligations hereunder;

(12) Other circumstances that may result in unfavorable impact to the Lender in realizing its creditor’s right hereunder.

17.2   Upon the default of the Borrower, the Lender is entitled to take one or more of the following measures:

(1) Requiring the Borrower to correct its breaching behavior within a time limit;

(2) Stopping extending to the Borrower loans or other financing funds under this Contract or other contracts reached by and between the Lender and the Borrower, and canceling in part or in whole the loans and other financing funds that the Borrower has not withdrawn;

(3) Announcing that the unpaid loans under this Contract or other contracts reached by and between the Lender and the Borrower become mature immediately and take back the unpaid money immediately;

(4) Requiring the Borrower to compensate all losses suffered by the Lender owing to the former’s breach of contract;

(5) Other measures provided in relevant laws and regulation, stipulated in this Contract, or deemed to be necessary by the Lender.

17.3   Where the Borrower fails to make repayment as agreed upon the loan maturity (including the early maturity announced), the Lender is entitled to collect any punitive interest at the overdue punitive interest rate stipulated in this Contract since the overdue date. For the interest not paid by the Borrower on schedule, compound interest will be collected at the overdue punitive interest rate.

17.4   Where the Borrower fails to use the loans for the purposes stipulated herein, the Lender is entitled to collect punitive interest for the misappropriated part at the punitive interest rate for misappropriation of loans as stipulated herein since the date when the loan is misappropriated, and for the interest not paid on schedule within the period of misappropriation, compound interest will be collected at the punitive interest rate for misappropriation of loans.

17.5   Where the Borrower gets involved in the circumstances as mentioned both in Articles 17.3 and 17.4 above, the higher punitive interest rate rather than the superposed rate will be adopted.

17.6   Where the Borrower fails to repay the loan principal, interest (including punitive interest and compound interest) or other payables, the Lender is entitled to expedite the collection via announcement on media.

17.7   Where there is any change in relations of controlling and being controlled between the related parties of the Borrower and the Borrower, or the related parties of the Borrower get involved in circumstances other than those mentioned in Items (1) and (2) of Article 17.1 above, which has or may have affected the performance of the obligations hereunder by the Borrower, the Lender is entitled to take various measures as stipulated herein.

Article 18   Deduction

18.1   Where the Borrower fails to repay the mature debts hereunder (including those which are announced to be mature immediately) as agreed in this Contract, the Lender is entitled to deduct the corresponding funds from all the accounts both in home and foreign currencies opened by the Borrower with other sub-braches of our bank for repayment till all the debts of the Borrower hereunder are paid off completely.

18.2   When the deducted funds are not of the same currency as that provided herein, the said money will be converted at the applicable exchange rate of the Lender upon the date of deduction. The interest and other fees accruing during the period from the date of deduction to the date of clearance (the day when the Lender converts the deducted funds into the currency hereunder in accordance with national policies on administration of foreign exchange and has the debts hereunder cleared actually), as well as the difference arising from the fluctuation in foreign exchange rate during this period shall all be borne by the Borrower.

18.3   Where the funds deducted by the Lender are not enough to clear all debts of the Borrower, the Lender is entitled to decide the sequence of clearance.

Article 19      Rights and obligations of the Borrower

19.1   It may withdraw and use the loans in line with the terms agreed herein.

19.2   It shall repay the loan principal and interest in full on schedule.

19.3   It shall deal with the settlement of account current and deposits related to the loans hereunder through the account stipulated in Article 10 hereof.

19.4   Where the loan hereunder is borrowed in a foreign currency, it shall duly go through the formalities of approval and registration as well as other statutory formalities related to the said loan in accordance with relevant provisions; for the loan in foreign currency, the Borrower cannot use it for foreign exchange settlement.

19.5   The Borrower shall accept and actively cooperate with the inspection and supervision carried out by the Lender and the entities or individuals entrusted thereby over its financial activities and the use of loan funds hereunder.

19.6   Where the Borrower has any of the following acts within the effective term of this Contract, it shall send a prior written notice to the Lender, and with the consent of the Lender, implement the measures for paying off debts or pay off debts in advance:

(1) acts enough to result in change in the relation between creditor’s rights and liabilities hereunder or affect the realization of creditor’s rights by the Lender, including contracting, lease, joint-stock transformation, joint operation, consolidation, merger, split-off, reduction in registered capital, joint venture, transfer of assets, foreign investment, application for business suspension for rectification, application for  dissolution, application for bankruptcy;

(2) acts that may affect its solvency hereunder, such as providing guarantee for debts of others, or mortgaging and pledging its primary assets for a third person;

(3) acts to mortgage and pledge the project assets formed with the loan hereunder for any third party.

19.8   Where the Borrower gets involved in any of the following events, it shall, within five workdays after the occurrence of such events, notify the Lender in writing and implement the measures for preserving the creditor’s rights acceptable to the Lender:

(1) Its legal representative or chief executive involving in any illegal activities;

(2) Production halt, shutdown, cancellation of registration, revocation of business license, being cancelled, or being applied for bankruptcy;

(3) Deterioration of financial situation or serious difficulty in production and operation, or involvement in substantial litigation or arbitration event;

(4) Other events that are of substantially unfavorable impact to the realization of creditor’s rights by the Lender.

19.9   Upon any of the following events, the Borrower shall, within five workdays after the occurrence of such event, notify the Lender in writing:

(1) Change in subordination relation and top management members, as well as adjustment in organizational structure;

(2) Alteration to matters regarding industrial and commercial registration such as its name, domicile, legal representative, and business scope;

(3) Increase in registered capital and modification to articles of incorporation;

(4) Change in other major matters of the Borrower.

19.10   The Borrower and its investors shall not draw out their capital illegally, transfer their assets or assign their shares without permission to evade the Borrower’s debts owed to the Lender.

19.11   The Borrower may not sign any agreement or document that is enough to impair the interests of the Lender, or engage in any matter that is enough to damage the interests of the Lender.

19.12   The Borrower shall timely report to the Lender any breaching behavior specified herein that has happened or will happen.

19.13   Where the guarantor for the loans hereunder gets involved in the circumstances including production halt, shutdown, cancellation of registration, revocation of business license, bankruptcy or being cancelled and business losses, which makes the guarantor lose its guaranteeing capacity related to the loans hereunder in part or in whole, or the value of the guaranties or pledged assets as a security for the loans hereunder is reduced, damaged or lost accidentally, the Borrower shall forthwith provide other guarantee acceptable to the Lender.

19.14   The Borrower shall bear all the charges and expenses for legal service, insurance, transport, assessment, registration, safe-keeping, authentication, and notarization, etc. related to this Contract and the guarantee hereunder.

Article 20      Rights and obligations of the Lender

20.1   It is entitled to inspect and supervise the Borrower’s financial situation, inventory and use of loan funds, and demand the Borrower to provide the documents, materials and information such as financial statement periodically.

20.2   Where the Borrower has any unfavorable acts or gets involved in any unfavorable situation which is enough to endanger the safety of the loans hereunder, including but not limited to those specified in Article 18 hereof, the Lender may stop granting loans and take back the part granted in advance.

20.3   When taking back or taking back in advance the loan principal, interest, punitive interest, compound interest and other payables from the Borrower in accordance with the terms hereunder, the Lender may make direct deduction from any account of the Borrower.

20.4   The Lender shall grant loans to the Borrower in full and on schedule in accordance with the terms stipulated herein, but excluding the postponement owing to the fault of the Borrower or other persons rather than the Lender.

20.5   The Lender shall give a reply to the application of the Borrower within the time limit as agreed in this Contract. In the event that it fails to do so, it shall be deemed that the Lender reject the application of the Borrower unless otherwise provided herein.

20.6   For any substantial breaching behavior of the Borrower such as escaping the supervision of the Lender, and default on the loan principal and interest, the Lender is entitled to impose credit sanction, report to relevant authorities or entities, and disclose the said behavior to the public.

20.7   The Lender has the right to transfer its rights hereunder in part or in whole to any third party, and such transfer does not need the consent of the Borrower. Without the written consent of the Lender, the Borrower may not transfer any of its rights and obligations hereunder.

Article 21      Confidentiality

21.1   Either party is obligated to keep confidential the business secrets or other interest-related information of the other party known in the execution and performance of this Contract. Unless otherwise provided in laws and administrative regulations, without the permission of the other party, none of the aforesaid information may be disclosed or divulged to a third party.

21.2   Unless otherwise provided herein, without the consent of the other party, either party may not disclose any information of this Contract and non-public information related hereto to any third party.

To extent permitted by relevant laws and regulations, the Lender may disclose data or information related hereto to the regulatory authorities, its superior bank, branches, and assignee of the creditor’s right.

Article 22      Effectiveness, alteration, and rescinding of Contract

22.1   This Contract shall come into effect as from the date of execution and keep effective till the day when the Borrower performs all obligations hereunder.

22.2   Any alteration to this Contract shall be made in a writing based on an agreement reached by both parties through consultation. The altered clauses or agreements shall constitute a part hereto and be of the same legal effect as that of this Contract. Except the altered part, the remaining part of this Contract shall remain effective, and the original clauses remain effective before the altered part comes into effect.

22.3   The alteration and rescinding of this Contract shall have no impact on the rights of either party to claim compensations for losses. The rescinding of this Contract will not affect the effect of the clauses on dispute settlement.

22.4   This Contract is made in two counterparts of the equal legal effect, with the Borrower, the Lender and    /      holding one copy respectively.

Article 23      Governing laws and settlement of dispute

The execution, effect, interpretation, performance and dispute settlement of this Contract shall be subject to the laws of the People’s Republic of China. For all disputes and dissensions arising out of this Contract or related hereto, both Party A and Party B shall try to settle them through consultation. Shall such consultation fail, they shall be settled in the method stipulated herein.

Article 24      Notification

24.1   All notices hereunder shall be sent in a written form. Unless otherwise provided, the domiciles specified herein by both parties shall be the addresses for communication and correspondence. Where either party’s address for communication or other contact method changes, it shall write to notify the other party in a timely manner.

24.2   Where either party hereto refuses to sign a notice or there is any notice failing to be served, the notifying party may have the notice in question served by way of notarization or announcement.

Article 25      Miscellaneous

25.1   If the Lender fails to exercise, or exercise in part, or delay its exercise of any right hereunder, it shall not constitute its waiver or change of the right concerned or other rights, nor shall it affect its further exercise of such right or other rights.

25.2   The ineffectiveness or unenforceability of any clause hereof may not affect the effectiveness and enforceability of other clauses hereof, nor the effect of this Contract as a whole.

25.3   The Lender is, in accordance with the provisions of relevant laws and regulations and the requirements of financial regulatory authorities, entitled to provide information related hereto and other relevant information of the Borrower to the credit reference system established by the People’s Bank of China and other credit information databases established under law for inquiry and use by entities and individuals with appropriate qualifications. The Lender also has the right to inquire relevant information of the Borrower through the credit reference system established by the People’s Bank of China and other credit information databases established under law for purposes of executing and performing this Contract.

25.4   The terms mentioned herein, including “related party”, “relation with related party”, “related transaction”, “main individual investor”, and “key executive”, are of the same meanings as the identical terms defined in the Accounting Standards for Business Enterprises No. 36 – Disclosure of Related Parties (Cai Kuai [2006] No. 3) promulgated by the Ministry of Finance of the PRC and the revised versions thereof.

25.5   The documents and certificates of loans hereunder prepared and kept by the Lender according to its business rules shall constitute effective evidences for proving the relation of creditor’s rights and liabilities between the Lender and Borrower, and have a binding force to the Borrower.

25.6   In this contract, (1) the references to this Contract shall also cover the alteration or supplementation hereto; (2) the titles of articles are only for reference, not constituting any interpretation to this Contract, nor restricting the contents under such titles or the scope thereof; (3) if the withdrawal date or repayment date is not a banking workday, it shall be postponed to the next banking workday accordingly.

Article 26   Settlement of dispute

26.1   In the event of any dispute arising during the performance of this Contract, the parties shall try to settle it through consultation. Shall such consultation fail, either party is entitled to lodge a lawsuit with the people’s court where the Lender is located for settlement through litigation.

26.2   During any litigation, other clauses herein unrelated to the dispute shall be performed as normal.

Article 27   Other matters as agreed upon by both parties

Article 28      Notes

The Lender has asked the Borrower to understand the clauses specified herein completely and accurately, and has made explanations on certain clauses as requested by the Borrower. Both parties hereto have reached agreement on the meaning of this Contract.

In addition, the Borrower hereby represents that it has given special attention to its obligations and those clauses unfavorable to itself and confirmed to accept the same.

Party A: (corporate seal):	Party B: (corporate seal):

Legal representative (signature or seal):	Legal representative (signature or seal):

September 10, 2013	September 10, 2013